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                                                                    Exhibit 23.4

                        [Consent of RP Financial, L.C.]

RP Financial, L.C.
Board of Directors
June 9, 1999


                                 June 9, 1999

Board of Trustees
The Rome Savings Bank
100 W. Dominick Street
Rome, New York 13440

Gentlemen:

We hereby consent to the use of our firm's name in the Form SB-2 Registration Statement and any amendments thereto for Rome Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Rome Bancorp, Inc.

                                Sincerely,

                                RP FINANCIAL, L.C.


                                /s/  Gregory E. Dunn
                                     Senior Vice President